As filed with the Securities and Exchange Commission on June 29, 2009
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         KENNETH COLE PRODUCTIONS, INC.
             (Exact name of registrant as specified in its charter)


       New York                                                 13-3131650
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                             Identification
                                                                  Number)
                              603 West 50th Street
                            New York, New York 10019
          (Address, including zip code, of principal executive offices)

--------------------------------------------------------------------------------
           Kenneth Cole Productions, Inc. Employee Stock Purchase Plan
                            (Full title of the plan)
--------------------------------------------------------------------------------

                                David P. Edelman
                             Chief Financial Officer
                         Kenneth Cole Productions, Inc.
                              603 West 50th Street
                            New York, New York 10019
                                 (212) 265-1500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
--------------------------------------------------------------------------------

                                    Copy to:
                             Steven A. Seidman, Esq.
                          Willkie Farr & Gallagher LLP
                               787 Seventh Avenue
                          New York, New York 10019-6099
                                 (212) 728-8000

--------------------------------------------------------------------------------


                                        CALCULATION OF REGISTRATION FEE
========================= ======================= ======================== ====================== =====================
                                                      Proposed maximum        Proposed maximum
 Title of securities to         Amount to be         offering price per      aggregate offering         Amount of
     be registered             registered (1)             share (2)               price (2)          registration fee
------------------------- ----------------------- ------------------------ ---------------------- ---------------------
Class A Common Stock,             150,000                  $7.12                 $1,068,000               $59.59
$0.01 par value per
share
========================= ======================= ======================== ====================== =====================

(1) This Registration Statement covers 150,000 additional shares of the Class A Common Stock, $0.01 par value per share (the "Common Stock"), of Kenneth Cole Productions, Inc. (the "Company") authorized to be offered and sold pursuant to the Kenneth Cole Productions, Inc. Employee Stock Purchase Plan (the "Plan"). In addition, this Registration Statement covers an indeterminable number of additional shares of Common Stock as may hereafter be offered or issued pursuant to the Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration and pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act") and an indeterminable number of participation interests to be offered and sold under the Plan.

(2) Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act.

                                Explanatory Note

     This Registration Statement on Form S-8, which incorporates by reference the Registrant's previous Registration Statement on Form S-8 (No. 333-31868), is being filed by the Registrant solely to register additional securities issuable pursuant to its Employee Stock Purchase Plan. Accordingly, this Registration Statement consists only of those items required by General Instruction E to Form S-8.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


Item 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the Securities and Exchange Commission (the "Commission") by Kenneth Cole Productions, Inc., a New York corporation (the "Company"), are incorporated by reference into the Registration Statement:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009, filed pursuant to the Exchange Act;

          (c) The Company's Current Reports on Form 8-K, filed on March 2, 2009, March 12, 2009, April 16, 2009, May 15, 2009 and June 4, 2009, respectively (but only to the extent that the information therein is filed and not merely furnished), pursuant to the Exchange Act;

          (d) The Company's Registration Statement on Form S-8, Registration No. 333-31868, filed on March 7, 2000, pursuant to the Exchange Act; and

          (e) The description of the Common Stock, which is incorporated by reference into the Company's Registration Statement on Form 8-A, filed on May 18, 1994, pursuant to the Exchange Act, and contained in the Company's Registration Statement on Form S-1, under the caption "DESCRIPTION OF CAPITAL STOCK," Registration No. 33-77636, filed on April 13, 1994, pursuant to the Securities Act.

     In addition, all documents filed by the Company and the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 8.   EXHIBITS

Exhibit No.                        Description of Exhibits
-----------                        -----------------------

    5          Opinion of Willkie Farr & Gallagher LLP.

    23.1       Consent of Ernst & Young LLP.

    23.2       Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5).

    24         Power of Attorney (reference is made to the signature page).

Item 9.   UNDERTAKINGS

     The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 26th day of June 2009.



                                       KENNETH COLE PRODUCTIONS, INC.



                                       By:  /s/ Jill Granoff
                                           -------------------------------------
                                            Jill Granoff
                                            Chief Executive Officer


     Pursuant to the requirements of the Securities Act, the administrative committee of the Plan certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 26th day of June 2009.



                                       KENNETH COLE PRODUCTIONS, INC.
                                       EMPLOYEE STOCK PURCHASE PLAN



                                       By:  /s/  Dieter C. Pasewaldt
                                            ------------------------------------
                                            A member of the administrative
                                            committee of the Plan

                                POWER OF ATTORNEY

     Each of the undersigned officers and directors of Kenneth Cole Productions, Inc. hereby severally constitutes and appoints Jill Granoff and David P. Edelman, and each of them, with full power to act without the other, as his true and lawful attorney-in-fact and agent for the undersigned, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                   Name                                Title                             Date
                   ----                                -----                             ----

By:   /s/ Kenneth D. Cole                    Chairman of the Board and Chief         June 26, 2009
      ----------------------------------     Creative Officer
          Kenneth D. Cole


By:   /s/ Jill Granoff                       Chief Executive Officer                 June 26, 2009
      ----------------------------------     (principal executive officer)
          Jill Granoff


By:   /s/ David P. Edelman                   Chief Financial Officer                 June 26, 2009
      ----------------------------------     (principal financial and accounting
          David P. Edelman                   officer)


By:   /s/ Michael J. Blitzer                 Director                                June 24, 2009
      ----------------------------------
          Michael J. Blitzer


By:   /s/ Martin Franklin                    Director                                June 26, 2009
      ----------------------------------
          Martin Franklin


By:   /s/ Robert C. Grayson                  Director                                June 26, 2009
      ----------------------------------
          Robert C. Grayson


By:   /s/ Denis F. Kelly                     Director                                June 24, 2009
      ----------------------------------
          Denis F. Kelly




By:   /s/ Philip R. Peller                   Director                                June 24, 2009
      ----------------------------------
          Philip R. Peller

                                INDEX TO EXHIBITS



Exhibit No.                        Description of Exhibits
-----------                        -----------------------

    5          Opinion of Willkie Farr & Gallagher LLP.

    23.1       Consent of Ernst & Young LLP.

    23.2       Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5).

    24         Power of Attorney (reference is made to the signature page).